UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2012

(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

 A copy of the news release issued by Churchill Downs Incorporated (the “Company”) on October 5, 2012, announcing it and its wholly owned subsidiary, HCRH, LLC, have entered into a definitive agreement (the “Purchase Agreement”) with High River Gaming, LLC, JB3 Corporation, and Taiman Holdings Corporation (collectively “Seller”) to purchase from Seller all of the issued and outstanding membership interests of Magnolia Hill, LLC, a Delaware limited liability company operating Riverwalk Casino and Hotel, in Vicksburg, Mississippi, subject to the terms and conditions set forth in the Purchase Agreement.

The acquisition is valued at approximately $141 million, subject to certain post-closing working capital adjustments, which the Company will pay in cash.

A copy of the press release announcing the entry by Company into the Purchase Agreement is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 5, 2012 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED
October 5, 2012	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President and General Counsel

EXHIBIT INDEX

    Exhibit No.    Description

    Exhibit 99.1    Press Release dated October 5, 2012 issued by Churchill Downs Incorporated.